UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 8, 2017

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Seon Place – 4th Floor 141 Front Street PO Box HM 845 Hamilton HM 19, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ____

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act.  ____

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS

The registrant entered into an Employment Agreement with Jonathan Zaffino, Executive Vice President of Everest Re Group, Ltd. and President of the North America Insurance Division.  A copy of the news release is furnished herewith as Exhibit 99.1 and a copy of the Employment Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.  The material terms of the Employment Agreement are as follows:

Term:   September 6, 2017 through and including September 6, 2020.
Annual Salary:    $500,000 per year.
Annual Incentive Bonus:    Eligible to participate in an executive performance bonus program or plan established by the Board of Directors, with such program or plan subject to approval of shareholders.
Executive Stock Based Incentive Plan:     Eligible to participate in Executive Stock Based Incentive Plan.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	Exhibit No.	Description

	99.1	News Release of the registrant,
dated September 12, 2017

	10.1	Employment Agreement with Jonathan Zaffino dated September 8, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By:	/S/ KEITH T. SHOEMAKER
Keith T. Shoemaker
Comptroller
(Principal Accounting Officer)

Dated:  September 12, 2017

EXHIBIT INDEX

Exhibit
Number	Description of Document	Page No.

99.1	News Release of registrant,
	dated September 12, 2017	5

10.1	Employment agreement with
	Jonathan Zaffino dated September 8, 2017	6